UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2008

REEVES TELECOM LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in Charter)

South Carolina	110-9305	57-0700063
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

c/o Grace Property Management, Inc.
55 Brookville Road
Glen Head, New York 11545

(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (516) 686-2201

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (12 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Section 5. Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 28, 2008, Reeves Telecom Limited Partnership (the “Partnership”) amended its Amended and Restated Partnership Agreement. Article 15, “Transfer of Partnership Interests,” was amended by adding Section 15.4, “Conditions to Transfer,” primarily to add the requirement that with respect to transfers, an opinion of counsel be obtained that such transfer will not result in termination of the Partnership as a partnership for Federal income tax purposes and will not change the status of the Partnership as a partnership for Federal income tax purposes. Certain other non-material changes were made to the remainder of Article 15 and to Sections 1.7, 1.10, 2.3, 6.2, 17.1(vi) and 18.5, a new Section 1.17 was added and former Section 1.17 was renumbered as Section 1.18.

A copy of the Amended and Restated Partnership Agreement of the Partnership, as amended October 28, 2008 is furnished herewith as Exhibit 3.1 and is incorporated herein by reference.

Section 9. Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

3.1	Amended and Restated Partnership Agreement of Reeves Telecom Limited Partnership, as amended October 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2008

REEVES TELECOM LIMITED PARTNERSHIP

By:	/S/ DAVIS P. STOWELL
Davis P. Stowell
President
Grace Property Management, Inc.,
General Partner